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                                                                    Exhibit 10.5


                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (the "Escrow Agreement") is made and entered into this 22nd day of November, 2000 (the "Effective Date") by and between PETMED EXPRESS, INC. (the "Company"), TRICON HOLDINGS, LLC (the "Investor") and ATLAS PEARLMAN, P.A. (the "Escrow Agent"), pursuant to the Subscription Agreement dated November 22, 2000 (the "Subscription Agreement").

         1. ESTABLISHMENT OF ESCROW. Concurrently with the execution and delivery of this Escrow Agreement, the Investor is delivering to the Escrow Agent certificates representing an aggregate of Seven Million Five Hundred Thousand (7,500,000) shares of the Company's common stock (the "Escrowed Shares"), issued in the name of the Investor, which represents the property required to be placed in an escrow account subject to the terms and conditions of the Subscription Agreement. Such property is hereinafter referred to as the "Escrow Fund." The Escrow Agent shall hold and distribute the Escrow Fund in accordance with the terms of this Escrow Agreement.

         2. ADJUSTMENTS TO ESCROW SHARES. In the event, during any time at which the Escrow Agent is holding any portion of the Escrow Fund, the Company shall pay any stock dividend, or shall effect any re-classification, re-adjustment, stock split or combination or other change in the Company's capital structure or the Escrowed Shares shall become convertible into or exchangeable for any other securities (whether securities of the Company or any other entity), the Company or its successor shall immediately deliver on behalf of the Investor to the Escrow Agent such certificates or other documents as may then represent such new or additional securities and the foregoing shall be held and distributed pursuant to the terms of this Escrow Agreement in the same manner as the Escrow Fund.

         3. RELEASE FROM ESCROWED SHARES. Upon the Investor's satisfaction of its obligations to the Company with respect to the installment payments of the principal and interest of the Promissory Note (the "Promissory Note"), attached as Exhibit A to the Subscription Agreement, the Escrow Agent shall promptly release and deliver to the Investor the portion of the Escrow Fund set forth opposite the corresponding installment payment below:

         Installment                        Portion of Escrow Fund
         -----------                        ----------------------
         1                                  1/3

         2                                  1/3

         3                                  1/3





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         4. ENFORCEMENT. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Escrow Agreement, the successful party shall be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Venue for any such action, in addition to any other venue permitted by statute, shall be Broward County, Florida. All parties to this Escrow Agreement hereby waive trial by jury.

         5. RIGHTS, DUTIES AND RESPONSIBILITIES OF THE ESCROW AGENT. It is understood and agreed that the Escrow Agent is an agent of the Company and the Investor and that the duties of the Escrow Agent are purely ministerial in nature. It is further agreed that:

         (a) In consideration of its acceptance of the appointment as the Escrow Agent, the Company and the Investor jointly and severally agree to indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of the Escrow Agent's having accepted the same or in carrying out any of the terms hereof in accordance with such terms. Each party hereto agrees that the Escrow Agent shall not be liable to either of them for any actions taken by the Escrow Agent pursuant to the terms hereof except for actual damages incurred for acts of gross negligence, fraud or willful misconduct by the Escrow Agent. Escrow Agent shall charge no fees to the Investor for Escrow Agent's services hereunder.

         (b) Notwithstanding anything to the contrary contained in this Escrow Agreement, the Escrow Agent shall in no case or event be liable for the failure of any of the conditions of this Escrow Agreement or for any other reason except for its own gross negligence, fraud or willful misconduct, and the Escrow Agent shall not be liable or responsible for its failure to ascertain the terms or conditions, or to comply with any of the provisions of any agreement, contract or other document filed herewith or referred to herein other than this Escrow Agreement.

         (c) If any controversy should arise among the parties hereto or with, between or among any third person(s) with respect to the subject matter of this Escrow Agreement, or its terms or conditions, the Escrow Agent shall not be required to determine the same or take any action in the matter (unless any such controversy alleges the gross negligence, fraud or willful misconduct of the Escrow Agent), but rather, the Escrow Agent may await the settlement of any such controversy by a court of competent jurisdiction or otherwise among the parties.

         (d) The Escrow Agent's duties hereunder are only such as are herein specifically provided, and as provided by applicable laws, are purely ministerial in nature and the Escrow Agent is not charged with knowledge of any duties or responsibilities in connection with any other document or agreement.





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         (e) The Escrow Agent shall have no responsibility for the genuineness or validity of any document or other item deposited with it, and the Escrow Agent shall be fully protected in acting in accordance with any notice or written instruction given to it hereunder and reasonably believed by it to have been signed or given by the proper party. If in doubt as to its duties and responsibilities hereunder, the Escrow Agent may consult with counsel of its choice and shall be protected in any action taken or omitted in reliance upon the advice or opinion of such counsel; provided, however, the Escrow Agent shall have advised the Company and the Investor as to such advice or opinion.

         (f) The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Nothing in this Escrow Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of Florida.

         (g) The Escrow Agent may resign on 10 days prior written notice to the Investor and the Company; provided, however, that such resignation shall not be effective unless and until a new escrow agent shall be appointed hereunder. In the case of the Escrow Agent's resignation, the Company and the Investor shall appoint a new escrow agent and the retiring Escrow Agent's only duty, until a successor escrow agent shall have been appointed and shall have accepted the appointment, shall be to hold and distribute the Escrow Fund in accordance with the provisions contained in this Escrow Agreement. Upon direction from the Company and the Investor, the Escrow Agent shall transfer the entire Escrow Fund to the successor escrow agent appointed by it and shall be discharged from all duties and responsibilities hereunder as to any events that shall occur thereafter.

         (h) In the event that any litigation is brought against the Escrow Agent by any person or corporation with respect to this Escrow Agreement, the Company shall reimburse the Escrow Agent for the reasonable fees and expenses of counsel.

         6. INTERPLEADER BY ESCROW AGENT. At any time, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Fund or it may deposit the Escrow Fund with the clerk of any appropriate court or it may retain the Escrow Fund pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Fund is to be disbursed and delivered.

         7. NOTICES, ETC. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by registered or certified mail, postage prepaid, and addressed as follows:




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         (a) If to the Escrow Agent, at 350 East Las Olas Boulevard, Suite 1700,
Fort Lauderdale, Florida 33301, Attention: Roxanne K. Beilly, Esq.; and

         (b) If to the Company, at 1441 SW 29 Avenue, Pompano Beach, Florida 33069, Attention: Marc A. Puleo, M.D.; and

         (c) If to the Investor, at 1020 NW 163 Drive, Miami, Florida 33169.

         8. ENTIRE AGREEMENT. The parties hereto agree that this Escrow Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings between them as to such subject matter; and there are no restrictions, agreements, arrangements, oral or written, between any or all of the parties relating to the subject matter hereof which are not fully expressed or referred to herein.

         9. WAIVERS AND FURTHER AGREEMENTS. Any waiver of any terms or conditions of this Escrow Agreement shall not operate as a continuing waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Escrow Agreement.

         10. AMENDMENTS. This Escrow Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party or parties against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

         11. ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Escrow Agreement shall not be assignable by any party without the written consent of the others. This Escrow Agreement shall be binding upon and shall insure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns.

         12. GOVERNING LAW. This Escrow Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the State of Florida. Venue shall be Broward County, Florida.

         13. COUNTERPARTS. This Escrow Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same agreement.

         14. EQUITABLE RELIEF. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation,




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injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

         IN WITNESS WHEREOF, the parties have executed this agreement on the day and year first above written.


                                        ESCROW AGENT:

                                        ATLAS PEARLMAN, P.A.



                                        By: /s/ Roxanne Beilly
                                            ------------------------------------
                                        Name:  Roxanne Beilly



                                        PETMED EXPRESS, INC.



                                        By: /s/ Marc Puleo, M.D.
                                            ------------------------------------
                                                Marc A. Puleo, M.D.,
                                                Chief Executive Officer



                                        TRICON HOLDINGS, LLC



                                        By: /s/ Kenneth Jacobi
                                            ------------------------------------
                                        Name:  Kenneth Jacobi, Manager







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